Himalaya Technologies, Inc.

OTC Pink: HMLA

www.himalayatechnologies.com

Investor Presentation

Winter 2023


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All information presented herein with respect to the existing and future business and historical operating results of Himalaya Technologies, Inc. (the "Company") and estimates as to future operations, including the possible partnerships or investments in companies that are the subject of business development, are based on materials prepared by the Company's management and involve significant subjective judgment and analysis which may or not be correct. While the information provided herein is believed to be accurate and reliable, the Company makes no representations or warranties, express or implied, as to the accuracy or completeness of such information. Nothing contained herein is or should be relied upon as a promise or representation as to the future, particularly with respect to the possible work with other companies. No information in this presentation should be construed as any indication whatsoever of the Company's future revenues, operating results, or stock price.

Executive Summary

Himalaya Technologies, Inc. (OTC: HMLA) is a publicly traded operating company making majority and minority investments in businesses with a technology foundation that drives differentiation.

New management took control in June 2021 and spent the past two years reviving the business in NV, auditing the company, retiring default debt, making acquisitions and investments, and preparing the Company for growth.

As a PCAOB fully audited entity, HMLA will only pursue acquisitions that are fully audited as required by regulatory approval of its Reg A offering.

While a reverse merger is not contemplated, a change of control corporate action would be entertained for a value creating M&A target seeking to use HMLA as a "go public" vehicle (mini-SPAC).

Two targets generating $15 million annual revenue are identified for minority or control investments and in late-stage negotiations for financing.

Situation Assessment

Himalaya Technologies, Inc. (OTC: HMLA) is a public business incubator focused on growth investments including products, services, information technology or other.

The Company has spent the past two years getting its “house in order”. HMLA is compliant with U.S. securities laws and be able to raise capital.

A Reg A offering is now live for a raise of up to $300,000, with the potential to raise significantly more over a one-year period (subject to $75 million cap under the JOBS ACT).

Use of proceeds will be targeted at the HMLA’s 100%-owned social site under development (Goccha!), its indoor agriculture division Infood Technologies, Inc., and funding strategic investments in revenue generating companies under memorandums of understanding to merge into the entity.

Turnaround Complete

HMLA restored in the state of Nevada mid-2021, name changed to Himalaya Technologies, Inc. from Homeland Resources Ltd.,

Default debt retired mid-2021,

Filed form 10-12G Sept. 2021, went effective Apr. 2022 after multiple amendments,

Today three years PCAOB audited financial statements (FY ending 07/31), SEC current, Jan. 31 10-Q due in a March 2023,

Depleted oil & gas wells sold to former CEO for $112,000 accrued compensation,

Reg A qualified November 2023, Tier 2 Reg A+ offering up to $300,000,

Company previously relisted and qualified via Form 10-12g by SEC and through 14-month FINRA review process with live Reg A offering.

Capitalization and Debt Schedule

Share Structure:	#	Strike	Common Stock Equivalents	*Comment*
Common shares	233,203,037	-	233,203,037	*Source OTC Markets*
Series A Preferred	9,541,228	1-50	477,061,400	*130MM authorized by articles*
Series B Preferred	557,094	1-1000	557,094,000	*20MM authorized by articles*
Series C Preferred	1,000,000	1-1	1,000,000	*CEO control vote x 100,000 per share*
Warrants/options	15,000,000	$ 0.01	15,000,000	*Third party lender*
Total common stock equivalents (CSEs)			**1,268,358,437**	

Enterprise Value (EV):		
Share price:	$	0.0010
Diluted market cap.	$	1,268,358
plus net debt		225,000
less cash (300,000,000 Reg A .001)		(300,000)
Diluted EV:	**$**	**1,193,358**


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INFOOD TECHNOLOGIES

- HMLA launched Infood Technologies, Inc. @ www.infood.tech; signed dealer agreements with providers of aquaponics systems and indoor agriculture providers,
  - Nelson & Pade, Inc., a 40-year vendor of aquaponics systems to K12 and universities with 800 installations in several dozen countries,
  - Vertical Crop Consultants, Inc., a provider of indoor agriculture systems and services to enterprises, K12, other.
  - Cropbox.co, a provider of shipping container-based farming solutions that can be deployed in inner cities, at K12 schools, or abroad.
- Infood Technologies intends to target the secular trend of hyper-local cultivation which reduces supply chain waste and CO_2 emissions from transportation of food products over long distances.

https://aquaponics.com/ https://verticalcropconsultants.com/

https://cropbox.co/

Season's Greetings

from

Infood Technologies

Aquaponics Solutions for Education

We're **revolutionizing indoor agriculture** to create a more sustainable future for our planet.

At Infood Technologies, we believe that indoor agriculture is the key to creating a more sustainable and equitable food system. By leveraging the latest technology and innovations in agriculture, we can grow fresh produce in urban areas, reduce water and land usage, and provide healthier food options for everyone.



For information or for a free consultation, please see our website:

www.Infood.tech

Contact us : Info@Infood.tech or (412)293-1464

90% less water use than conventional and greenhouse cultivation

80% less fertilizer than conventional cultivation

Automatic record keeping for optimization

34% less inventory loss through simpler logistics

Discover a whole new business model for agriculture



Complete Control Over the Entire Growing Process

Exhaust fans, heating, air conditioning, integrated pest management, CO2 generation, auto fill tanks, automatic nutrient dosage and constant air movement give you complete control.



Modular and Easily Scalable

Create highly productive vertical farms by stacking the containers 5 high. Add a CropBox or remove a CropBox as demand fluctuates!



Controlled From Your Smartphone

Manage your growing system with over 18 sensors, all controllable from your smartphone. Daily logs, charts and specific parameters enable consistent optimization of the growing process.

Infood Technologies, Inc. (HMLA)

Financial Model

Fiscal year ends 12/31	2024E	2025E	2026E	2027E	2028E
Total addressable market (TAM):					
K12	130,000	130,000	130,000	130,000	130,000
Community colleges	1,000	1,000	1,000	1,000	1,000
Correctional facilities	6,000	6,000	6,000	6,000	6,000
Total	137,000	137,000	137,000	137,000	137,000
Aquaponics ASP:					
F5 standard	$ 15,000.00	$ 15,000.00	$ 15,000.00	$ 15,000.00	$ 15,000.00
F5 premium	$ 20,000.00	$ 20,000.00	$ 20,000.00	$ 20,000.00	$ 20,000.00
Cropbox ASP	$ 125,000.00	$ 125,000.00	$ 125,000.00	$ 125,000.00	$ 125,000.00
Aquaponics unit sales:					
F5 standard	28	47	64	97	163
F5 premium	19	32	49	82	148
Total					
Cropbox unit sales	2	4	8	16	32

Infood Technologies, Inc. (HMLA)

Financial Model

Fiscal year ends 12/31	2024E	2025E	2026E	2027E	2028E
Revenues:	-	-	-	-	-
Aquaponics	782,562.12	1,341,576.61	1,926,158.91	3,088,411.87	5,399,176.29
Cropbox	250,000.00	500,000.00	1,000,000.00	2,000,000.00	4,000,000.00
Services & Support 10%	258,140.53	460,394.15	731,539.73	1,272,102.97	2,349,794.07
Consulting	62,500.00	125,000.00	250,000.00	500,000.00	1,000,000.00
Total	**$ 1,353,202.65**	**$ 2,426,970.76**	**$ 3,907,698.63**	**$ 6,860,514.84**	**$ 12,748,970.36**
Total cost of revenues	985,555.91	1,769,918.95	2,858,543.01	5,029,570.69	9,359,258.66
Gross profit	**367,646.74**	**657,051.81**	**1,049,155.62**	**1,830,944.16**	**3,389,711.70**
Total SG&A expense	465,443.71	583,330.57	768,803.11	1,080,313.56	1,632,036.95
EBITDA	**(97,796.97)**	**73,721.24**	**280,352.50**	**750,630.59**	**1,757,674.75**
Depreciation and amortization	13,532	24,270	39,077	68,605	127,490
EBIT	**(111,329.00)**	**49,451.53**	**241,275.52**	**682,025.45**	**1,630,185.04**
Other income (expense):	-	-	-	-	-
EBT	**(111,329.00)**	**49,451.53**	**241,275.52**	**682,025.45**	**1,630,185.04**
Income tax	-	-	-	-	-
Net income	**(111,329.00)**	**49,451.53**	**241,275.52**	**682,025.45**	**1,630,185.04**
EBITDA margin	**-7.2%**	**3.0%**	**7.2%**	**10.9%**	**13.8%**

Infood Technologies, Inc. (HMLA)

Discounted Cash Flow (DCF) Valuation

12 month periods from date of funding	Year 1	Year 2	Year 3	Year 4	Year 5
EBITDA	(97,796.97)	73,721.24	280,352.50	750,630.59	1,757,674.75
less capex	50,000.00	60,000.00	72,000.00	86,400.00	103,680.00
Unlevered free cash flow (FCF)	(147,796.97)	13,721.24	208,352.50	664,230.59	1,653,994.75
Discount rate	*30%*	*30%*	*30%*	*30%*	*30%*
Discounted cash FCF	(113,689.98)	8,119.08	94,835.00	232,565.59	445,468.87

Sum of Y1-Y4 discounted cash flows	221,829.70
plus NPV of terminal value	4,454,688.74
Enterprise value of Infood Technologies	**$ 4,676,518.44**
per share	**$ 0.020**

Terminal multiple on FCF:			
	6.0	7.0	8.0
	9.0	**10.0**	11.0
	12.0	13.0	14.0

Terminal valuation matrix			
	9,923,968	11,577,963	13,231,958
	14,885,953	**$ 16,539,947**	18,193,942
	19,847,937	21,501,932	23,155,926

Fragmentation of Facebook

The fragmentation of Facebook is long overdue, with $1TN market cap. to attack.

We own the proprietary code to our site and intend to replicate it, reskin it, and modify it for additional verticals. Examples for launch include:

- Goccha.net targeting short-form video applications.
- yinzworldwide.com targeting Pittsburgh "black and gold" fans (Steelers, Penguins, Pirates) and residents/students worldwide; Facebook user groups in for teams/PIT number have hundreds of thousands of users.
- _________ fill in the blank for whatever niche social site you prefer (sports teams, cities, colleges/universities, professional occupations)

A licensing and white label model can be launched as well.

Goccha!

In 2019, management launched a cannabis social network to target the estimated 250 million people worldwide using, producing, selling, or otherwise participating in the global cannabis market (THC, CBD).

The site was launched out of closed and open beta and has been market tested and working properly. However, cannabis is not appealing to many investors and faces regulatory and legal headwinds, so we are withdrawing it until further notice.

The site is being reskinned as **Goccha! to target mainstream social media users offering a "meeting hall" with profiles, a friend recommendation engine, messaging, private & public live threads, a stock chat room, and third-party content.**

Going forward, we will add dating, anonymous blogging, AI command prompts using ChatGPT, e-commerce, advertising, gaming, and mobile apps (iOS, Android).

Management believes there is room for a new entrant to social media given the one-size-fits-all models of Facebook, X, SNAP and TikTok have

Goccha! Valuation Potential

Social networks valued at $10 - $20 per daily / monthly active user (DAU/MAU).

Models evolving to "freemium" with subscriptions for confirmed users.

Goccha! intends to allow users to post freely without ID confirmation and believes target demographic will stay on the site longer than mainstream social sites.

User generated content will require self administration, AI, geofencing, and other.

Even 0.1% - 0.2% share of the total addressable market and a 50% discount for early stage potentially values Goccha! at $10MM-$40MM = $0.04 - $0.17 per HMLA share.

Management believes the key to scaling the site will be launching of mobile apps which will lead to a network effect similar to that experienced by established social networks Facebook, Tik Tok, X, and SNAP.

M&A Pipeline

To accelerate growth, HMLA is analyzing investments in **synergistic businesses** or of entities that have significant growth potential on their own.

1. **Analog & digital sign business in S FL generating $6MM+ revenues & EBITDA+,** $4MM backlog, manufacturer & installer, believes can 2x revenues by expanding to N FL **AUDITED & UNDER MOU FOR ACQUISITION WITH NO-SHOP**
2. **Modular construction company targeting municipal government, K12 schools, police, fire, and other in S FL, $8MM revenues $800K EBITDA minimal debt,** believes can 2x revenues by expanding to N FL, launch of leasing to customers and generate multi-year recurring revenue model **NEGOTIATING MOU FOR ACQUISITION; READY FOR AUDIT**

- There are **multiple additional candidates for acquisition** in the SE to build regional density and scale which should hard $ and soft $ synergies.

#1: PROJECT COMBO

- Manufacturer of analog and digital signs based in **S Florida**,
- **$6MM revenues, 3% - 5% EBITDA+, $4.0MM backlog, 2022 hurricane re-build and replacement business accelerated,**
- Needs experienced staff to support growth, targeting digital sign opportunities, labor market easing,
- Believes regional competitors available for consolidation ($2-20MM sales) while others exiting the market completely,
- Owner is former CFO and CPA with substantial business experience,
- **Potential cross-sell synergies with other future targets. Under No-Shop through February 2024.**


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#2: PROJECT LEGO

Project Lego is a family-owned modular construction company in S Florida,

$8MM annual revenues, $800K EBITDA, no debt,

Serves K12 schools, municipalities, police/fire, government entities/agencies; see recent delivery of major complex to Port of Fort Lauderdale,

Management believes the **business can double by moving into N Florida**,

Currently construction sales only, partners with leasing companies; benefits from hurricane rebuild and growth of FL as new communities need infrastructure before permitting,

By building inventory and entering leasing of semi-permanent structures, a recurring revenue model with multi-year contracts is readily achievable,

Potential cross-sell of A/V solutions, clean tech, signage, and other,

Negotiating no-shop through 1Q24.

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Management

Vik Grover, CFA, President & CEO, is a former sell-side analyst covering technology since 1995. He transitioned to investment banking in 2006 focusing on emerging growth companies. In 2015, he moved to management consulting to assist clients in their businesses. Grover received a B.A. from the University of California at San Diego in 1992 and a M.S. in Management from the Georgia Institute of Technology in 1995 and has passed the CFA Exam Level 3.

Mary Kirk, SVP Finance, has 25 years of experience in Operations, Office Management, Purchasing, Domestic and International Logistics and Customer Service. She oversees daily accounting and finance, including general ledger and reporting, payroll, A/P and A/R. Her experience has included Office Management, Purchasing, Logistics, R&D, and Customer Service in 20 countries. Ms. Kirk graduated from Lawrence University with a B.A. degree in Classics and Religion.

Risks and Considerations

As a penny stock, HMLA has limited liquidity and awareness in the market.

The Form 10 process in 2021 will require HMLA to file a 15c2-11 to regain market makers. Lack of market makers means the stock trades on an unsolicited basis with reduced liquidity.

If the company is unable to raise capital, it will not be able to built-out its social sites, execute the Infood Technologies launch, or fund growth.

HMLA has limited staff. The Company relies on outsourced service providers for financial services, programming/coding work, auditing, and legal. The loss or interruption of services from any one of these parties could adversely impact our business and financial reporting/compliance.

Strategic investments and/or acquisitions may not be consummated or integrated.

Summary

Himalaya Technologies, Inc. is a business incubator targeting growth investments and acquisitions.

Management has completed a turnaround of the public entity, restoring its corporate viability, cleaning up the balance sheet, executing strategic acquisitions and investments, and positioning for growth.

After almost two years of a lengthy Form 10 and Form 1A process, today the Company is PCAOB audited and SEC current and has a live Tier 2 Reg A+ offering allowing it to access the capital markets and funding from accredited investors.

Use of proceeds includes investment in a company-owned Internet site, planned additional social site launches, and strategic investments in revenue generating companies currently under review.

Service Providers

Transfer Agent: TranShare Corp.

SEC Counsel: Dale Bergman, Esq.

EDGAR Filing Service: M2 Compliance

Auditor: Victor Mokuolu, CPA

Financial Consultant: Robert Boyle, CPA

Accounting: Mary Kirk, SVP Finance, FOMO WORLDWIDE, INC.

Web Design: Brokerweb

Thank You!

Himalaya Technologies, Inc.

www.himalayatechnologies.com

Vik Grover

Chief Executive Officer

(347) 323-9581

info@himalayatechnologies.com